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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Peter B. Delaney, James R. Hatfield and Danny P. Harris, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 and any or all amendments thereto for the issuance of Common Units representing limited partner interests in OGE Enogex Partners L.P. (the "Company") and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        This power of attorney has been signed as of the 20th day of June, 2007, by the following persons:

/s/ PETER B. DELANEY Peter B. Delaney, Chief Executive Officer and Director of OGE Enogex GP LLC, the Company's general partner	/s/ DANNY P. HARRIS Danny P. Harris, President and Chief Operating Officer and Director of OGE Enogex GP LLC, the Company's general partner
/s/ JAMES R. HATFIELD James R. Hatfield, Senior Vice President and Chief Financial Officer and Director of OGE Enogex GP LLC, the Company's general partner	/s/ STEVEN E. MOORE Steven E. Moore, Director of OGE Enogex GP LLC, the Company's general partner

        This power of attorney has been signed as of the 20th day of November, 2007, by the following persons:

/s/ STEPHEN E. MERRILL Stephen E. Merrill, Vice President and Chief Financial Officer of OGE Enogex GP LLC, the Company's general partner	/s/ MICHAEL P. CROSS Michael P. Cross, Director of OGE Enogex GP LLC, the Company's general partner
/s/ G. RAINEY WILLIAMS, JR. G. Rainey Williams, Jr., Director of OGE Enogex GP LLC, the Company's general partner	/s/ ROBERT M. WOHLEBER Robert M. Wohleber, Director of OGE Enogex GP LLC, the Company's general partner

        This power of attorney has been signed as of the 6th day of January, 2008, by the following persons:

/s/ THOMAS L. LEVESCY Thomas L. Levescy, Controller of OGE Enogex GP LLC the Company's general partner	/s/ ROBERT O. LORENZ Robert O. Lorenz, Director of OGE Enogex GP LLC, the Company's general partner

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  Exhibit 24.1